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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 3, 2002

Aquila, Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-03562 (Commission File Number)	44-0541877 (IRS Employer Identification No.)
20 West 9th, Kansas City, Missouri (Address of principal executive offices)		64105 (Zip Code)
Registrant's telephone number including area code: (816) 421-6600
(Former name or former address, if changed since last report): Not Applicable

Item 5.    Other Events.

        On July 3, 2002, Aquila, Inc. announced that it had closed its concurrent offerings of 37,500,000 shares of common stock at $7.50 per share and $500 million of senior unsecured notes with an adjusted coupon of 11.875 percent, raising gross proceeds of approximately $780 million prior to any exercise by the underwriters of the 15 percent over-allotment option for the common stock offering.

Item 7.    Financial Statements and Exhibits.

(a)
Exhibit—99.1, Press Release dated July 3, 2002, announcing closing of 37.5 million shares of common stock in a registered offering at $7.50 per share and $500 million of senior notes in a private placement at 11.875%.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.
By:	/s/ DAN STREEK Dan Streek Chief Financial Officer
Date: July 11, 2002

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
Signatures